Warrant No. 2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT

TO PURCHASE COMMON STOCK

OF

MEDICAL TRANSCRIPTION BILLING, CORP.

Issue Date: July 13, 2016

THIS CERTIFIES that OPUS BANK, or any subsequent holder hereof (the “Holder”), has the right to exercise this Warrant in whole or in part and purchase from MEDICAL TRANSCRIPTION BILLING, CORP., a Delaware corporation (the “Company”), up to ONE HUNDRED THOUSAND (100,000) fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to proportionate adjustments for stock splits, stock dividends, reverse stock splits and similar events, at a price per share equal to $5.00, also subject to proportionate adjustments for stock splits, stock dividends, reverse stock splits and similar events (the “Exercise Price”). The shares of Common Stock for which this Warrant is exercisable is referred to herein as the “Warrant Shares”.

1. Exercise.

(a) Exercise Period. This Warrant may be exercised in whole or in part at any time and from time to time beginning on the issue date set forth above (the “Issue Date”) and ending at 5:00 p.m., New York City time, on the seventh (7th) anniversary of the Issue Date (the “Expiration Date”); provided, however, that if the Expiration Date occurs on a date that is not a Business Day, the Expiration Date shall be deemed to occur on the on the Business Day immediately following such date. As used herein, the term “Business Day” means a day (other than a Saturday or Sunday) on which the banks are open for commercial banking business in New York, New York.

(b) Cashless Exercise. The Holder may, in its sole discretion at any time, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A is equal to the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B is equal to the Market Price per share of Common Stock. For purposes hereof, (A) “Market Price” per share of Common Stock means, as of a particular date, the average of the Closing Prices for the Common Stock occurring during the 20 Trading Day period ending on (and including) the Trading Day immediately preceding such date, (B) “Closing Price” means, with respect to the Common Stock as of any Trading Day, the closing price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or if the foregoing does not apply, the last closing price of the Common Stock in the OTC Markets as reported by Bloomberg, or, if no closing price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, (C) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time), and (D) “Principal Market” means the NASDAQ Capital Market. If the Closing Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Closing Price shall be determined by the Company’s board of directors in good faith, and such determination shall be deemed conclusive absent manifest error.

C is equal to the Exercise Price for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 of the Securities Act (“Rule 144”), it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

(c) Exercise Notice. In order to exercise this Warrant, the Holder shall send to the Company by email transmission, at any time prior to 5:00 p.m., New York City time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), (ii) a copy of the original Warrant, and (iii) the Exercise Price by wire transfer of immediately available funds. The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued.

(d) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company prior to the Exercise Date.

(e) Cancellation of Warrant. This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, promptly thereafter issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an email copy of an Exercise Notice pursuant to Section 1 above, the Company shall, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price (such date being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required under applicable securities laws, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or a restrictive legend is required under applicable securities laws, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

3. Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) All Warrant Shares which may be issued upon the exercise of this Warrant have been duly authorized and shall, upon issuance, be validly issued, fully paid and nonassessable; shall be free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and will be issued in compliance with all applicable federal and state securities laws. The issuance of certificates for the Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and related issuance of such shares; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Holder.

(b) All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be, and this Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. The issuance of this Warrant and, upon exercise of this Warrant, the Warrant Shares, are not and will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized and reserved for issuance sufficient shares of Common Stock to allow for the full exercise of this Warrant.

(c) The authorization, execution and delivery of this Warrant will not constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company’s current Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant (including the issuance of Shares upon the exercise of this Warrant).

4. Piggyback Registration Rights.

(a) Whenever the Company proposes to register any of its Common Stock for its own account or the account of any holders of such securities, and the registration form to be filed may be used for the registration or qualification for distribution of Warrant Shares, the Company will give prompt written notice to the Holder of its intention to effect such a registration (but in no event less than 20 days prior to the anticipated filing date) and will include in such registration all Warrant Shares with respect to which the Company has received a written request from the Holder for inclusion therein within 10 days after the date of the Company’s notice (a “Piggyback Registration”). The Company may terminate or withdraw any registration under this Section 4 prior to the effectiveness of such registration, whether or not the Holder has elected to include Warrant Shares in such registration.

(b) If the registration referred to in Section 4(a) is proposed to be underwritten, the right of the Holder to registration pursuant to this Section 4 will be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Warrant Shares in the underwriting, and the Holder will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(c) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell (if the offering involves a primary offering by the Company), and (ii) second, Warrant Shares if the Holder has requested registration of such Warrant Shares pursuant to Section 4(a) and any other security holders participating in such registration, pro rata on the basis of the aggregate number of such securities or shares owned by each such person.

(d) The provisions of this Section 4 shall terminate when the Warrant Shares may be sold by the Holder under Rule 144.

(e) The Company will pay for all fees, costs and expenses of any Piggyback Registration, other than any underwriter’s discounts or commissions.

5. Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this Section 5, be deliverable upon the exercise of this Warrant, the Company shall, in lieu of delivering the fractional share therefor, pay to the Holder exercising this Warrant an amount in cash equal to the Market Price of such fractional interest.

6. Warrant Holder Not Deemed a Shareholder. The Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed a holder of Common Stock for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. No provision of this Warrant, in the absence of the actual exercise of this Warrant and receipt by the Holder thereof of Common Stock issuable upon such exercise, shall give rise to any liability on the part of the Holder as a shareholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

7. Transfer of this Warrant. The Holder may not sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part (a “Transfer”), unless (i) the Holder has given the Company not less than five Business Days’ notice of such proposed Transfer, and (ii) the Company provides evidence as may be reasonably requested by the Company in writing to evidence that such proposed Transfer will not violate applicable securities laws. With respect to any such permitted Transfer, the Company shall, promptly upon receipt of the original of this Warrant, deliver to and in the name of the permitted transferee designated by the Holder a new warrant of like tenor and terms and this Warrant shall be deemed cancelled.

8. Stock to be reserved. The Company will at all times reserve and keep available out of the authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and that the issuance of such shares of Common Stock shall be free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company or any other Person, and free from all taxes, liens and charges with respect to the issue thereof (not including any income taxes payable by the Holder in respect of gains thereon), and the Exercise Price will be credited to the capital and surplus of the Company. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the Financial Industry Regulatory Authority, Inc. and of any domestic securities exchange upon which the Common Stock may be listed.

9. Closing of books. The Company will at no time close its transfer books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

10. Loss, theft, destruction or mutilation of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of the original of this Warrant, if mutilated, the Company shall execute and deliver a new warrant of like tenor and date to replace the original of this Warrant.

11. Notice or Demands. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and delivered to the intended party at its address below by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, (c) by email or (d) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Business Day after the day of deposit with a nationally recognized courier service, (c) on the Business Day after the day on which an email is sent, provided sender does not receive a “failure to deliver” or similar notice, or (d) on the third Business Day after the notice is deposited in the mail, addressed as follows:

If to the Company:

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey 08873

Attn: Bill Korn, Chief Financial Officer

Tel: 732-873-5133 x.133

E-mail: bkorn@mtbc.com

and:

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey 08873

Attn: Amritpal Deol, General Counsel

Telephone: 732-873-5133 x.141

E-mail: adeol@mtbc.com

If to the Holder:

Opus Bank

343 Sansome Street #540

San Francisco, CA 94104

Attn: Douglas Stewart, Managing Director

Telephone: (415) 417-5922

E-mail: dstewart@opusbank.com

with a copy to:

Schiff Hardin LLP

233 South Wacker Drive

Suite 6600

Chicago, Illinois 60606-6473

Attn: Sean T. Maloney

Email: smaloney@schiffhardin.com

Any party may change its address for notice by sending notice in accordance with this Section 11.

12. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13. Amendments. No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

14. Entire Agreement. This Warrant constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

15. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16. Successors and Assigns. This Warrant shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties. The Company may not assign this Warrant without the express, prior written consent of the Holder. The Holder may not assign this Warrant except in accordance with Section 7.

17. Survival. All agreements contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of the Holder and shall survive the execution and delivery of this Warrant.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

MEDICAL TRANSCRIPTION BILLING, CORP.

By:	/s/ Mahmud Haq
Name:	Mahmud Haq
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT A to WARRANT

EXERCISE NOTICE

MEDICAL TRANSCRIPTION BILLING, CORP.

The undersigned holder hereby exercises the right to purchase _________________ shares of common stock, par value $0.001 per share (“Warrant Shares”) of Medical Transcription Billing, Corp., a Delaware corporation (the “Company”), evidenced by Warrant No. ___ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to ____________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Market Price per share of Common Stock determined based on the principles set forth in Section 1(b) of the Warrant as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

[  ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[  ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant (if applicable):

DTC Number (if applicable):

Account Number (if applicable):

Name of Registered Holder	Date

By:
Name:
Title: